CONFIDENTIAL

Exhibit 10.1

Dr. Shigekazu Nakajima

General Manager, Business Development Department

Mitsubishi Tanabe Pharma Corporation

Re:	Section 8.02(c) of the Collaboration Agreement By and Between Akebia Therapeutics, Inc. and Mitsubishi Tanabe Pharma Corporation

Dear Mr. Shigekazu Nakajima,

This letter agreement (this “Letter Agreement”) is in reference to the Collaboration Agreement dated December 11, 2015 by and between Akebia Therapeutics, Inc., a company organized and existing under the laws of the State of Delaware, United States of America with its principal offices at 245 First Street, Cambridge, MA 02142 (“Akebia”), and Mitsubishi Tanabe Pharma Corporation, a company organized and existing under the laws of Japan, having a registered office located at 3-2-10 Dosho-machi, Cho-ku, Osaka, Japan (“MTPC”) (and such agreement, the “Collaboration Agreement”).

This Letter Agreement sets forth the agreement and understanding between Akebia and MTPC with respect to Section 8.02(c) of the Collaboration Agreement.  For reference, Section 8.02(c) states as follows:  “[***], the Parties shall discuss in good faith, and include in the Development Plan, the consideration to be paid by Licensee for use of, or reference to, [***].”

Specifically, the parties hereby agree to the following points of clarification with respect to Section 8.02(c) and certain other provisions of the Collaboration Agreement:

1.	For purposes of Section 8.02(c), the [***] shall be limited to the [***].

2.

For purposes of Section 8.02(c), [***] shall mean data relating to (i) [***].  Such [***] shall exclude adverse events, serious adverse events, adverse drug reactions, vital signs and clinical laboratory values and negative data.

3.

For the purposes of Section 8.02(c), as clarified herein, [***] shall mean data that (i) [***] or (ii) [***] in subjects dosed with Licensed Product as compared to subjects receiving the comparator drug in the [***].

The details of the [***] will be specified in the [***].

“Statistically significant” shall mean the lower bound of [***].  For example, if the [***].

4.	For purposes of Section 8.02(c), [***] shall mean:

(a)	if the clinical data is described and submitted to PMDA by Licensee in [***] to obtain regulatory approval in Japan, either in the [***], or
(b)	if the clinical data is described and submitted to PMDA by Licensee in [***] of the JNDA submission, either in the [***].

5.	If the clinical data is used to obtain Regulatory Approval as set forth in Section 4(a) above, the consideration to be paid by Licensee in accordance with Section 8.02(c) shall be as follows:

(a)	If the clinical data used is from [***]
(b)	If the clinical data used is from [***]
(c)	If the clinical data used is from [***]

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

6.	If the clinical data is used to obtain Regulatory Approval as set forth in Section 4(b) above, the consideration to be paid by Licensee in accordance with Section 8.02(c) shall be as follows:

(a)	If the clinical data used is from [***]
(b)	If the clinical data used is from [***]
(c)	If the clinical data used is from [***]

7.

The above-mentioned payments for use of clinical data (the “Data Fees”) are cumulative and in no event shall the collective payments paid by Licensee pursuant to Section 8.02(c) exceed [***].  For each of [***], [***] and [***], only one Data Fee shall be paid for each [***] (for example, if clinical data from [***] is used to obtain Regulatory Approval as set forth in both Section 4(a) and Section 4(b), only the Data Fee set forth in Section 5(a) shall be paid by Licensee).

8.	If the Local Case applies and thus, pursuant to Section 4.01(a) of the Collaboration Agreement, Licensee is responsible for all costs associated with the Development of the Licensed Products, then:

(a) if such Development costs exceed [***], then Licensee may credit the [***] pursuant to Section 8.03 and Section 8.04 of the Collaboration Agreement; provided, however, that no milestone payment or royalty payment may be reduced by more than [***] of the amount otherwise owed to Akebia; or

(b) if such Development costs are less than [***], but such Development costs in combination with the Data Fees exceed [***], then Licensee may credit the [***] pursuant to Section 8.03 and Section 8.04 of the Collaboration Agreement; provided, however, that only the amount of Data Fees paid that result in total costs exceeding [***] will be credited and, provided further, that no milestone payment or royalty payment may be reduced by more than [***] of the amount otherwise owed to Akebia; or

(c) if such Development costs, in combination with the Data Fees, do not exceed [***], then Licensee may not credit any of the Data Fees.

For further clarity, examples are provided below of each scenario set forth in Section 8(a), (b) and (c) of this Letter Agreement:

(a)	Total Development Costs = [***] and Data Fees = [***], then [***] in Data Fees would be the creditable portion
(b)	Total Development Costs = [***] and Data Fees = [***], then [***] in Data Fees would be the creditable portion [***]
(c)	Total Development Costs = [***] and Data Fees = [***], then [***] in Data Fees would be creditable

9.

Licensee will notify Akebia promptly upon its decision to use certain clinical data to obtain Regulatory Approval, as described in Section 2, Section 3 and Section 4 of this Letter Agreement.   Licensee will pay to Akebia the relevant Data Fees as described in Section 5 and Section 6 of this Letter Agreement within [***] of receiving Akebia’s invoice therefor.

10.

Unless otherwise expressly defined herein, all capitalized terms shall have the meaning set forth in the Collaboration Agreement.  Other than as defined or modified in this Letter Agreement, all other terms and conditions of the Collaboration Agreement, including Section 5.01(b), shall remain in full force and effect.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

This letter will be governed by and construed and interpreted in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law. This Agreement will be binding on Akebia’s and MTPC’s successors and assigns.

Please indicate your agreement with the terms of this Letter Agreement by executing it in the space provided below and returning a copy to us.  We look forward to continuing our work together to develop vadadustat.

Very truly yours,

/s/ Michel Dahan

Michel Dahan
Chief Business Officer
Akebia Therapeutics, Inc.

ACCEPTED AND AGREED:

Mitsubishi Tanabe Pharma Corporation

By:	/s/ Shigekazu Nakajima	Date: 26, September, 2017
Name:	Shigekazu Nakajima
Title:	General Manager,
Business Development Department

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.